UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2025

1st FRANKLIN FINANCIAL CORPORATION

(Exact name of Registrant, as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address: 135 East Tugalo Street, P.O. Box 880, Toccoa, GA 30577
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (706) 886-7571

Former name or address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into Material Definitive Agreement

First Amendment to Loan and Security Agreement

On December 23, 2025, 1st Franklin Financial Corporation (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “First Amendment”), which amended the Loan and Security Agreement dated as of December 6, 2024 (the “Loan Agreement,” and as amended by the First Amendment, the “Amended Loan Agreement”), by and among the Company, the guarantors party thereto, BMO Bank N.A. (“BMO”), as agent for the lenders and a lender, and the other financial institutions from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended Loan Agreement.

The First Amendment, among other things, amends the definition of Adjusted Tangible Net Worth under the Loan Agreement to add to such amount the amount of any Qualifying Subordinated Debt then outstanding. “Qualifying Subordinated Debt” means any indebtedness of the Company that (i) is unsecured and is not guaranteed, (ii) is subordinated in right of payment to the Company’s obligations under the Amended Loan Agreement and (iii) does not require the payment of principal thereon earlier than the date that is six months following the maturity date of the Amended Loan Agreement. The First Amendment also amends the definition of Funded Debt to Adjusted Tangible Net Worth Ratio under the Loan Agreement to, as of any date of determination, subtract the amount of any Qualifying Subordinated Debt outstanding from the amount of Funded Debt as of such date. Further, the First Amendment amends other provisions of the Loan Agreement necessary to permit the Company to incur, and make payments on, any Qualifying Subordinated Debt.

The foregoing description of the First Amendment is only a summary and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Subordinated Notes

On December 23, 2025, the Company issued $18.7 million aggregate principal amount of subordinated notes (the “Subordinated Notes”), which constitutes Qualifying Subordinated Debt for purposes of the Amended Loan Agreement. The Subordinated Notes bear interest at a rate of 6.5% per annum, payable monthly in arrears, and mature on June 6, 2028. The Subordinated Notes were issued to Virginia C. Barrett, the Company’s President and Chief Executive Officer and a director, Ben F. Cheek, IV, a director, and David Cheek, a director (collectively, the “Related Parties”). All of the Company’s voting common stock is held by the Related Parties. Concurrently with the issuance and sale of the Subordinated Notes, and as consideration therefor, an equal aggregate principal amount of the Company’s commercial paper previously issued to and held by the Related Parties was deemed redeemed in full and without penalty.

The foregoing description of the Subordinated Notes is only a summary and is qualified in its entirety by reference to the Form of Subordinated Note, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under the Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Loan and Security Agreement, dated as of December 23, 2025, by and among 1st Franklin Financial Corporation, the guarantors party thereto, BMO Bank N.A., as agent, and the other financial institutions party thereto.

10.2	Form of Subordinated Note.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jenna C. Hood
Name:	Jenna C. Hood
Title:	Executive Vice President and Chief Financial Officer

Date: December 29, 2025